Exhibit 99.6

January 1, 2020

Kewsong Lee

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, D.C. 20004

Dear Mr. Lee:

This letter agreement is intended to amend your Employment Agreement with The Carlyle Group Employee Co., L.L.C. (the “Employer”), dated as of October 23, 2017 (the “Employment Agreement”) to reflect the contemplated conversion of The Carlyle Group L.P. into a Delaware corporation, effective as of January 1, 2020 (the “Conversion Date”). Capitalized terms used herein without definition have the meanings assigned to such terms under your Employment Agreement.

Effective as of the Conversion Date, the following defined terms, as used in your Employment Agreement, shall have the following meanings:

1. “Board” shall mean the Board of Directors of the Company.

2. “Change of Control” shall mean the occurrence of the following:

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the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Carlyle Entity; or

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Carlyle Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) the Company or (ii) one or more entities that, as of the relevant time, comprise all or substantially all of the assets of the Company Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

3. “Common Share” shall mean a share of the Company’s common stock, par value $0.01 per share.

4. “Company” shall mean The Carlyle Group Inc., a Delaware corporation.

5. “Company Group” means the Company and its direct and indirect subsidiaries (to the extent of its economic ownership interest in such subsidiaries) taken as a whole.

6. “Continuing Carlyle Entity” shall mean any entity that, immediately prior to and immediately following any relevant date of determination, is directly or indirectly controlled by one or more Managing Directors or other personnel of the Company and/or its subsidiaries who, as of any date of determination (i) each have devoted substantially all of his or her business and professional time to the activities of the Company and/or its subsidiaries during the 12-month period immediately preceding such date and (ii) directly or indirectly control a majority of the voting power of the Company or any successor entity.

7. “Equity Plan” shall mean The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan, as amended from time to time.

8 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

9. “Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or ownership allocations (whether such right or entitlement results from the ownership of common stock or other equity interests, securities, instruments or agreements of any kind) made to all holders of common stock or other equity interests in the Company Group (other than entities within the Company Group).

Additionally, all references in your Employment Agreement to “Common Units” shall be deemed to refer to “Common Shares” from and after the Conversion Date.

Subject to the amended terms expressly set forth herein, your Employment Agreement shall remain in full force and effect.

Please confirm your agreement by signing below.

[Signature Page Follows]

Sincerely,

The Carlyle Group Employee Co., L.L.C.

By:	/s/ Daniel A. D’Aniello

Name:	Daniel A. D’Aniello
Title	Managing Member

Agreed and Accepted:

/s/ Kewsong Lee
Kewsong Lee

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